EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Parent Company	Subsidiary Company	State of Incorporation
Abigail Adams National Bancorp,	The Adams National Bank	Federal
Inc.

Consolidated Bank & Trust
	Company	Virginia